Explanation of Responses:
1.	This Form 4 is filed on behalf of Matthew Lindenbaum, Bennett Lindenbaum, Basswood Capital Management, L.L.C., Basswood Partners, L.L.C., Basswood Opportunity Fund, Inc. (“BOF”), Basswood Financial Fund, LP (“BFF”), Basswood Financial Fund, Inc. (“BFF, Inc.”), Basswood Financial Long Only Fund, LP (“BLOF”), Basswood Opportunity Partners, LP (“BOP”) and BCM Select Equity I Master, Ltd. (“BCM” and together with BOF, BFF, BFF, Inc., BLOF and BOP, the “Funds”) (collectively, the “Reporting Persons”). Basswood Partners, L.L.C. is the general partner of BFF, BOP and BLOF and may be deemed to have a pecuniary interest in the Common Stock directly held by BFF, BOP and BLOF. Basswood Capital Management, L.L.C. is the investment manager or adviser to the Funds and a managed account and may be deemed to have a pecuniary interest in the Common Stock directly held by BOF, BFF, Inc., and BCM and held in the managed account. Matthew Lindenbaum and Bennett Lindenbaum are the managing members of Basswood Capital Management, L.L.C. and control Basswood Partners, L.L.C. and may be deemed to have a pecuniary interest in the Common Stock directly held by the Funds and held in the managed account, and also directly hold shares of Common Stock. Basswood Capital Management, L.L.C. and the Funds disclaim beneficial ownership of the shares held directly by Matthew Lindenbaum and Bennett Lindenbaum. Basswood Capital Management, L.L.C. also disclaims beneficial ownership of the shares held by BFF, BLOF and BOP. Each Fund disclaims beneficial ownership of the shares held directly by each other Fund and the managed account. Basswood Partners, L.L.C. disclaims beneficial ownership of the Common Stock held directly by a separate account managed by Basswood Capital Management, L.L.C., Matthew Lindenbaum, Bennett Lindenbaum, BOF, BFF, Inc., and BCM. Matthew Lindenbaum and Bennett Lindenbaum each disclaim beneficial ownership of the shares held directly by the other.
2.	$32.02 represents the weighted average sale price for all transactions reported. The transactions ranged in price from $31.90 to $32.07. The reporting person will provide to the U.S. Securities and Exchange Commission, the Issuer and any stockholder, upon request, full information regarding the number of shares purchased or sold at each separate price.
3.	Common Stock held directly by Basswood Opportunity Fund, Inc.
4.	$32.02 represents the weighted average sale price for all transactions reported. The transactions ranged in price from $31.90 to $32.07. The reporting person will provide to the U.S. Securities and Exchange Commission, the Issuer and any stockholder, upon request, full information regarding the number of shares purchased or sold at each separate price.
5.	Common Stock held directly by Basswood Financial Fund, Inc.
6.	$32.02 represents the weighted average sale price for all transactions reported. The transactions ranged in price from $31.90 to $32.07. The reporting person will provide to the U.S. Securities and Exchange Commission, the Issuer and any stockholder, upon request, full information regarding the number of shares purchased or sold at each separate price.
7.	Common Stock held directly by Basswood Financial Fund, LP.
8.	$32.02 represents the weighted average sale price for all transactions reported. The transactions ranged in price from $31.90 to $32.07. The reporting person will provide to the U.S. Securities and Exchange Commission, the Issuer and any stockholder, upon request, full information regarding the number of shares purchased or sold at each separate price.
9.	Common Stock held directly by Basswood Financial Long Only Fund, LP.
10.	$32.02 represents the weighted average sale price for all transactions reported. The transactions ranged in price from $31.90 to $32.07. The reporting person will provide to the U.S. Securities and Exchange Commission, the Issuer and any stockholder, upon request, full information regarding the number of shares purchased or sold at each separate price.
11.	Common Stock held directly by BCM Select Equity I Master, Ltd.
12.	Common Stock held directly by Basswood Opportunity Partners, LP.

13.	Common Stock held directly by a separate account managed by Basswood Capital Management, L.L.C.
14.	Common Stock held directly by Matthew Lindenbaum.
15.	Common Stock held directly by Bennett Lindenbaum.